Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of JR Resources Corp. of our report dated October 21, 2021 with respect to our audit of the consolidated financial statements of JR Resources Corp. and Subsidiaries as of and for the years ended March 31, 2021 and 2020, included herein. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

February 14, 2022